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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Heartport, Inc. 1999 Supplemental Stock Option Plan of our report dated January 21, 2000, with respect to the consolidated financial statements and schedule of Heartport, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Palo Alto, California
October  , 2000